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                                                                       Exhibit i


                                                December 2, 1998



CIGNA Funds Group
100 Front Street, Suite 300
Worcester, Massachusetts 01601

Ladies and Gentlemen:

        Reference is made to Post-Effective Amendment No. 58 to the Registration Statement of CIGNA Funds Group (the "Trust") on Form N-1A (Registration No. 811-1646) filed with the Securities and Exchange Commission with respect to the CIGNA Money Market Fund, a series of the Trust, and specifically to Item 24(b) thereof. We hereby consent to the incorporation by reference therein of our opinion, dated June 27, 1996 filed as Exhibit (10) to Post-Effective Amendment No. 54 to such Registration Statement.

                                                Very truly yours,

                                                 /s/ Goodwin, Procter & Hoar LLP

                                                GOODWIN, PROCTER & HOAR LLP